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Exhibit 10.2

Translation from Finnish

TEKES	Dno 1865/31/04
Subsection
32.20.40.1/04
32.20.83.2.1/04

DECISION ABOUT FINANCING A PRODUCT DEVELOPMENT PROJECT NO. 976/04

        Technology Development Centre TEKES has on November 16, 2004 made the following financing decision:

1 § Object of the financing decision

        The recipient company of funding is LAB Pharma Oy (Business ID 1629116-4).

        Title of the project relevant to the financing decision is Research and development of inhalation formulations. The project plan is set forth in appendix 1.

2 § Responsible project manager

        Responsible project manager Taneli Jouhikainen shall report to Tekes about the project's progress as stipulated in 6 §.

3 § Project duration

        Project duration is from June 30, 2004 to December 31, 2005.

4 § Portion to be financed by Tekes and its grounds

        The development work shall be financed by Tekes with a product development grant of not more than 883.845 EUR (eight hundred eighty-three thousand eight hundred and forty-five) and with a capital type product development loan of not more than 2.062.315 EUR (two million sixty-two thousand three hundred and fifteen). However, the grant shall not be more than 15% and the capital type product development loan not more than 35% of the acceptable total costs.

        The total cost estimate approved for the project is 5.892.330 EUR (five million eight hundred ninety-two thousand three hundred and thirty). The cost estimate is presented in appendix 2.

        Grounds:    The project is technologically challenging and represents a high international standard in terms of both project aspects. The project involves creating novel know-how with promising business outlooks because of new forms of administering inhalable medicaments. Financing by Tekes is vitally important for carrying out the project and speeds up a practical application of the project's results. The financing contributes to the advancement of expertise in inhalation technology and to the continued presence in Finland of inhalation-technology related production at par with standards of the Supervisory Medical Authority. The financing provides a functional stimulus to a cluster of pharmaceutical innovators concentrated in Turku region. The project's results encourage generation of health-care and social welfare services. Due to the predominantly market-oriented character of the project, the financing is presented as a loan-weighted combination funding. In order to strengthen the company's balance sheet, the loan is given as a capital loan.

        Legal provisions:    Decree of the Council of State regarding support for research and development activities (435/2004) 12 § and State Grants Act (688/2001) 37 §.

5 § Terms of financing

        The loan is granted without demanding collateral. The loan carries an interest of one percentage point less than prime rate, yet not lower than three percent.

        The loan period is 8 (eight) years, the first 5 (five) of which are nonamortizing. The loan shall be paid back in annual instalments.

        More detailed terms of the capital type product development loan are presented in a promissory note, which shall be submitted to the company by State Treasury.

6 § Project reporting

        The company shall submit reports to Tekes according to the following schedule:

Reporting times	Reporting and accounting period
1st progress report not later than 28.02.2005	30.06.2004-31.12.2004
2nd progress report not later than 31.05.2005	01.01.2005-31.03.2005
3rd progress report not later than 31.08.2005	01.04.2005-30.06.2005
4th progress report not later than 30.11.2005	01.07.2005-30.09.2005
final report not later than 02.05.2006	01.10.2005-31.12.2005

        The right to receive payments of the granted funding shall expire in the event that the project reporting fails to comply with the above schedule (State Grants Act 688/2001; 29 §).

        The progress and final reports shall be supplemented with the following documents:

  1)
  Concept report (appendix 3, General terms, item 6.1)

  2)
  Cost accounting form (appendix 3, General terms, item 6.2).

        The grant and the loan shall be paid afterwards as the reports have been accepted. However, the first loan instalment can be paid in advance.

        The company shall keep separate project books regarding the costs. The company shall return to Tekes a project bookkeeping form enclosed with the covering letter (appendix 3, General terms, item 6.2).

        At the closing of accounts, the auditor's report as set forth on page 4 of the cost accounting form must be submitted by a chartered auditor, regarding costs of the project over the entire duration of the project.

7 § Promissory note and withdrawal of the first loan instalment

        The promissory note shall be submitted by State Treasury to the company for signing as soon as the acceptance form of decision terms has been signed and returned to Tekes.

        After the promissory note has been signed, State Treasury can pay the company in advance, as a first loan instalment, the amount of 618.600 EUR (six hundred eighteen thousand and six hundred).

8 § General terms of financing

        This financing decision is subject to the general terms for financing technological research and development work, appendix 3.

9 § Special terms of financing

        The project is part of the LÄÄKE2000 Biomedicine, medication development and pharmaceutical development technology program. In addition to this financing decision, the project is subject to the general terms enclosed as appendix 3 and to the special terms set forth in the general terms' appendix 3 G.

10 § Appeal

        This decision can be appealed to Tekes for rectification. Instructions for claiming rectification are enclosed.

Helsinki, December 16, 2004
Signature	Signature
Hannu Järvinen Director	Katriina Kippo Technology expert

Appendix 1. Project plan
Appendix 2. Project cost estimate
Appendix 3. General terms

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  Exhibit 10.2